AGREEMENT AND PLAN OF REORGANIZATION
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              THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of September 3,
1996, made and entered into by and among Denom Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "DAC"), and those persons set forth on Exhibit "A" hereof (hereinafter called "Sellers").
                                   WITNESSETH:
                                   -----------

              WHEREAS, DAC and Sellers deem it advisable that a reorganization be effected consisting of the acquisition by DAC from Sellers of all of the issued and outstanding shares of common stock of Delta Environmental, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "Delta"), all in accordance with the applicable statutes of the States of Delaware and upon the terms and subject to the conditions set forth in this Agreement and Plan of Reorganization (hereinafter called the "Agreement"), for the purpose of carrying out a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

              NOW, THEREFORE, DAC and Sellers each in consideration that the other join herein, hereby represent, warrant and agree as follows:

              1. Exchange of Shares. Subject to the terms and conditions hereof, and in reliance on the respective representations and warranties of each party to the other hereunder, DAC agrees to issue its shares to Sellers and Sellers agree to assign, transfer and deliver to DAC at the Closing (as defined in paragraph 5 below) all of the issued and outstanding shares of common stock of Delta. Sellers will assign, transfer and deliver the number of shares set opposite their names on Exhibit "A".

              2. Exchange Ratio. The total shares to be issued to Sellers shall be 4,091,100 restricted shares of common stock, $.001 par value of DAC as follows:

                  (a) 6,363,594 existing restricted shares of common stock to be reverse split at a ratio of One new share for each Six existing shares pursuant to the terms set forth herein, resulting in 1,060,600 shares of post split restricted common stock;
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                  (b)  2,530,500  newly issued post split  restricted  shares of common stock

                  ( c) 500,000  newly  issued  post split  restricted  shares of common stock to be held in reserve in order to be made available to future shareholders of Delta resulting from Delta's current ongoing private placement of 500,000 shares of Delta common stock.

              3. Representations. Warranties and Agreements of Sellers. Sellers jointly and severally represent and warrant to and agree with DAC that:

                  (a) Delta is duly organized and existing under the laws of the
              State of Delaware and is in good standing, and is authorized and qualified to own and operate its properties and assets and conduct its business as, and in all jurisdictions where, such properties and assets are owned and operated and such business conducted. Delta has duly filed any and all certificates and reports required to be filed to date by the laws of Delaware and any other applicable law.

                  (b) Delta has  authorized  10,000,000  shares of common stock,
              $0.01 par value, of which 3,591,100 shares of common stock are issued and outstanding. All such outstanding shares were validly issued and are fully paid and non assessable, and free from any restrictions, liens, encumbrances, rights, title and interests in others. There are no other shares of stock, convertible or other securities, or rights, warrants or options with respect to any share of stock or securities of Delta authorized, issued or outstanding.

                  ( c) Neither Delta nor any of its directors,  officers, agents or employees, is in material violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to Delta's business or operations. Consummation of the transactions contemplated hereby, and continuation of Delta's business in the same manner as heretofore conducted by it will be in material compliance with all presently applicable laws, rules, regulations and requirements of all governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

                  (d) Delta is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws and Delta is not in material default under or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to Delta's business, to which it is a party or by which it is bound, or to which its assets are subject. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Delta or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which Sellers or it is a party or by which Sellers or it is bound, or to which any of their or its assets are subject, or result in the creation of any lien or encumbrance upon said assets.

                  (e) Delta's unaudited financial statements dated September 30,
              1996, attached hereto as Exhibit "B", is correct and complete and fairly present the financial condition of Delta at the date described therein, and have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (f) Except as shown on Exhibit "B",  Delta has no  liabilities of any nature, whether absolute, accrued, contingent or otherwise, including, without limitation, any tax liabilities, other than liabilities incurred after December 31, 1996, in the ordinary course of business as a result of transactions or occurrences which do not and will not either singularly or in the aggregate have a material adverse effect on the financial or business condition of Delta. The property and assets presently owned by Delta include all properties and assets of every kind, class and description, real and personal, tangible and intangible, known and unknown, or shown on the books of or used in the business of Delta and all properties and assets in which Delta had any night, title or interest on September 30, 1996 except as changed in the ordinary course of business, none of such changes being materially adverse.

                  (g) All  buildings,  fixtures and  equipment  owned or used by
              Delta are in reasonably good and sound condition and are in compliance with all laws, rules, regulations and requirements of governmental authorities.

                  (h) Delta enjoys peaceful and undisturbed possession under all leases to which it is a party. All such leases are valid, freely assignable and enforceable in accordance with their terms, and no party thereto is in default thereunder.

                  (i) No one other than Delta has any  night,  title,  interest, restriction, lien or encumbrance in, on or to the business conducted by it.

                  (j) Delta does not have any  material  obligation,  liability, contract, agreement, lease, sublease, commitment or understanding of any kind, nature, or description, fixed or contingent, due or to become due, existing or inchoate, other than those reflected in Exhibit "B".

                  (k) Except as disclosed on Exhibit "C",  there are no suits or proceedings at law or in equity, or before any governmental agency or arbitrator, pending, or to the knowledge of Sellers, threatened, anticipated or contemplated, which in any way adversely affects Delta or its business and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting Delta or its assets or to which Delta is or may become a party which in any way affects Delta. There are no claims against Sellers or Delta pending, or to the knowledge of Sellers, threatened, anticipated or contemplated, which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

                  (l) To the best of the  knowledge  of the  Sellers,  since the date of Incorporation of Delta:

                         (i) Neither Delta nor any of its current or former directors, officers or employees nor any third party acting on behalf of Delta have, directly or indirectly, made any bribes, kickbacks, or any other payments of a similar or comparable nature, whether lawful or not, to any person or entity, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions or to pay for favorable treatment for business already secured or for special concessions already obtained;

                         (ii) No funds  or  property  of any  kind of Delta  was
                  donated, loaned, or made available, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign;

                         (iii) No officer, employees contractor or agent of Delta was compensated, directly or indirectly, by Delta for time spent or expenses incurred in performing services for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign;

                         (iv) Delta has not made any loan, donation, or other disbursement, directly or indirectly, to officers or employees of Delta or others for contributions made, or to be made, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; and

                          (v) Delta has not, or any other entity acting on behalf of Delta, maintained or maintains a bank account, or any other account of any kind, whether domestic or foreign, which account was not reflected in the corporate books and records, or which account was not listed, titled or identified in the name of Delta.

                  (m) Since September 30, 1996, there has not been:

                         (i) Any  material  adverse  change  in the  properties,
                  assets, business, affairs or prospects of Delta nor, to the knowledge of Sellers, are any such changes threatened, anticipated, or contemplated;

                         (ii) Any actual or, to the knowledge of Sellers, threatened, anticipated, or contemplated damage, destruction, loss, conversion, termination. cancellation, default or taking by eminent domain or other action by governmental authority which has affected or may hereafter affect the properties, assets, business, affairs or prospects of Delta,

                         (iii)Any material and adverse dispute, pending or, to the knowledge of Sellers, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord. subtenant or licensee of Delta or any pending or, to the knowledge of Sellers, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of the business with any substantial customer, supplier or source of financing;

                         (iv) Any  pending  or,  to the  knowledge  of  Sellers,
                  threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the business of Delta and materially and adversely affecting the properties, assets, business affairs or prospects of Delta; or

                         (v) Any  reduction of capital,  redemption  of stock or
                  dividend or distribution with respect to stock by Delta.

                  (n) Sellers  have not taken any action which may result in DAC having any responsibility, obligation, or liability for any finder or broker fees, commission or other compensation payable in connection with any of the transactions contemplated hereby.

                  (o) Delta's Board of Directors has  Authorized  the execution, delivery and performance of this Agreement by Sellers. All present and previous stockholders, directors and officers of Delta will at any time or from time to time hereafter execute whatever minutes of meetings or other instruments and take whatever action DAC may deem necessary or desirable to effect, perfect or confirm of record or otherwise in DAC, full right, title and interest in and to the business, properties and assets of Delta or to carry out the intent and purpose of the transactions contemplated hereby.

                  (p) The  corporate  record  books of Delta are in good  order, complete, accurate, up-to-date, with all necessary signatures, and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of Delta's Articles of Incorporation and Bylaws which have been delivered to DAC are complete and correct.

                  (q) The stock transfer books and stock ledgers of Delta are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates surrendered have been duly canceled and are attached to the proper stubs with all necessary stock powers attached thereto.

                  (r) Delta owns all assets, properties, real estate, equipment, material, inventory, raw materials, copyrights, rights of reproduction, trademarks, trade names, trademark applications, service marks, patent applications, patents, and patent license rights, all whether registered or unregistered, U.S. or foreign, inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems. formulas, designs, drawings, products, projects, permits, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business, without conflict or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others. All of the foregoing stand in the name of Delta and not in the name of any stockholder, director, officer, agent, partner or employee or anyone else known to Sellers, and none of the same have any night, title, interest, restriction, lien or encumbrance therein, or thereon or thereto.

                  (s) Sellers are the owners, free and clear of any claim, lien, charge or encumbrance or restriction, of all of the issued and outstanding shares of common stock of Delta and Sellers now have and will have, at the Closing, full power and authority and the legal night to sell such shares to DAC pursuant to this Agreement.

                  (t) Sellers have not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

                  (u)    Since the date of incorporation, there has not been:

                         (i) Any increase in the  compensation,  including,  but
                  not limited to, bonus or percentage compensation payments, payable to or to become payable by Delta to any of its officers, employees or agents; or

                         (ii)  Any  labor  strike  or  demands  for   collective
                  bargaining directly affecting Delta.

                  (v) The  assets of Delta on the  Closing  Date  shall  include current assets, inventory, machinery and equipment, office furniture and fixtures, good will, leases and other assets set forth on Exhibit "B".

                  (w) For a minimum of three years following the Close,  Sellers will cause DAC to timely file with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, a Form 10-K for the
              end of each fiscal year and a Form I O-Q for each of the first three quarters of each year, and during such period will not cause DAC to file a Form 15 pursuant to either Rule 12h-3 or 15d-6 electing to suspend its duty to file. Sellers will also cause DAC to hold an annual meeting of shareholders for the election of directors within 180 days after the end of each fiscal year end, and within 180 days after the end of each fiscal year end, will provide DAC's shareholders with the audited financial statements of DAC as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Securities Exchange Act of 1934, and shall be included in an annual report 10 meeting the requirements of such Rule. In addition, Sellers agree that within 30 days of the Closing they will cause DAC to submit information about DAC to be included in various securities manuals, including Moody's Over-the-Counter Manual and/or Standard & Poor's Standard Corporation Records to facilitate the secondary trading in DAC's common shares.

                  (x) No information furnished by Sellers to be used in connection with any filing with the Securities and Exchange Commission will contain when made or furnished, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

                  (y) Each of the representations,  warranties and agreements of
              Sellers is true and correct in every respect as of the date hereof Sellers will exonerate and I indemnify DAC against all claims, suits, obligations, liabilities and damages, including, without limitation of the foregoing, reasonable attorney's fees, based upon, arising out of or resulting from any breach of any of the representations, warranties or agreements of Sellers herein or any certificate delivered pursuant hereto, or non fulfillment of any of their undertakings hereunder or thereunder or any actual or alleged occurrence or situation in any way inconsistent herewith or therewith.

                  (z) Every  representation,  warranty and  agreement of Sellers set forth in this Agreement, and any certificate delivered pursuant hereto and every one of the rights and remedies of DAC for any one or more breaches hereof shall survive and not be deemed waived by the Closing for a period of two years after the Closing, and shall be effective regardless of any investigation that may have been made at any time by or on behalf of DAC.

                  4. Representations. Warranties and Agreements of DAC. DAC represents and warrants to and agrees with Sellers that:

                  (a) DAC is duly organized and validly  existing under the laws of the State of Delaware and is in good standing, and is authorized and qualified to own and operate its properties and assets and conduct its business as, and in all jurisdictions where, such properties and assets are owned and operated and such business conducted. DAC has duly filed any and all certificates and reports required to be filed to date by the laws of Delaware and any other applicable law.

                  (b) The shares of DAC's common stock to be issued and delivered to Sellers pursuant to this Agreement will, upon issuance and delivery pursuant hereto be duly authorized, validly issued, fully paid and non assessable.

                  ( c) DAC has full  right,  power  and  authority  to  execute, deliver and perform the terms of this Agreement. This Agreement has been duly authorized by DAC and, when approved by its shareholders, will constitute the binding obligation enforceable in accordance with its terms.

                  (d) DAC has  authorized  20,000,000  shares of  common  stock.
              $0.001 par value per share, of which 8,816,992 shares of common stock are issued and outstanding. All such outstanding shares were validly issued and are fully paid and non-assessable. There are no other shares of stock, convertible or other securities, or rights, warrants or options with respect to any shares of stock or securities of DAC authorized, issued or outstanding. DAC has not granted any right of first refusal or any option to any underwriter, finder, broker or participant.

                  (e) DAC's audited  financial  statements  dated  September 30,
              1996, which is attached hereto as Exhibit "D", is correct and complete and fairly present the financial condition of DAC at the dates described therein, and have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (f)  DAC  is not  in  default  under  or in  violation  of any provision of its Certificate of Incorporation or Bylaws and DAC is not in material default under or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to DAC's business, to which it is a party or by which it is bound, or to which its assets are subject. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of DAC's Certificate of Incorporation or Bylaws or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which it is a party or by which it is bound, or to which any of its assets are subject, or result in the creation of any lien encumbrance upon its assets.

                  (g) DAC has not taken any  action  which may result in Sellers having any liability, obligation or liability for any finder or broker fees, commission or other compensation payable in connection with any of the transactions contemplated hereby.

                  (h) Neither DAC nor any of its directors,  officers, agents or employees, is in material violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to DAC's business or operations. DAC has filed all reports with the Securities and Exchange Commission which have been required to be filed pursuant to either the Securities Act of 1933 or the

              Securities Exchange Act of 1934. None of such reports contained when made or furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading. Consummation of the transactions contemplated hereby will be in compliance with all presently applicable laws, rules, regulations and requirements of all governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

                  (i) Except as shown on Exhibit "E," DAC has no  liabilities of any nature, whether absolute, accrued, contingent or otherwise, including, without limitation, any tax liabilities, other than liabilities incurred after September 30, 1996, in the ordinary course of business as a result of transactions or occurrences which do not and will not either singularly or in the aggregate have a material adverse effect on the financial or business condition of DAC. The properties and assets presently owned by DAC include all properties and assets of every kind, class and description, real and personal, tangible and intangible, known and unknown, or shown on the books of or used in the business of DAC and all properties and assets in which DAC had any night, title or interest on September 30, 1996, except as changed in the ordinary course of business, none of such changes being materially adverse.

                  (j) DAC  does not have  any  material  obligation,  liability, contract, agreement, lease, sublease, commitment or understanding of any kind, nature, or description, fixed or contingent, due or to become due, existing or inchoate, other than those reflected in Exhibit "D".

                  (k) There are no suits or proceedings at law or in equity,  or before any governmental agency or arbitrator, pending, or to the knowledge of DAC's officers, threatened, anticipated or contemplated, which in any way adversely affects DAC and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting DAC or its assets or to which DAC is or may become a party which in any way affects DAC. There are no claims against DAC pending, or to the knowledge of DAC's officers, threatened, anticipated or contemplated, which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

                  (1) To the best of the  knowledge  of DAC,  since  the date of
              Incorporation of DAC:

                         (i) Neither DAC nor any of its current or former directors, officers or employees nor any third party acting on behalf of DAC have, directly or indirectly, made any bribes, kickbacks, or any other payments of a similar or comparable nature, whether lawful or not, to any person or entity, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions or to pay for favorable treatment for business already secured or for special concessions already obtained;

                         (ii) No funds or property of any kind of DAC was donated, loaned, or made available, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign;

                         (iii)No officer,  employee,  contractor or agent of DAC
                  was compensated, directly or indirectly, by DAC for time spent or expenses incurred in performing services for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign;

                         (iv) DAC has not made any loan, donation, or other disbursement, directly or indirectly, to officers or employees of DAC or others for contributions made, or to be made, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; and

                         (v) DAC has not, or any other  entity  acting on behalf
                  of DAC, maintained or maintains a bank account, or any other account of any kind whether domestic or foreign, which account was not reflected in the corporate books and records, or which account was not listed, titled or identified in the name of DAC.

                  (m) The  corporate  record  books  of DAC  are in good  order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of DAC's Certificate of Incorporation and Bylaws which have been delivered to Sellers are complete and correct.

                  (n) The stock  transfer  books and stock ledgers of DAC are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore without an indemnity agreement and/or bond being posted. No transfer has been made without surrender of the certificate duly endorsed. All certificates so surrendered have been duly canceled and are attached to the proper stubs with all necessary stock powers attached thereto.

                  (o) DAC has filed with the appropriate  governmental  agencies all tax returns required to be filed by it and there are no unpaid assessments nor, to the best of DAC's knowledge, proposed assessments of Federal, state or local taxes pending against DAC. All liability for taxes shown on Federal and State tax returns filed have been paid or the liability there for has been provided for in the attached financial statements, and all Federal and state income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued except for current year taxes not yet due.

                  (p) The Board of Directors'  Meeting provided for in paragraph
              6 will be duly called, convened and conducted in accordance with all applicable requirements of the corporation laws of the State of Delaware and in accordance and compliance with all applicable provisions of the Certificate of Incorporation and Bylaws of DAC and the resolutions to be adopted by the Board of Directors at the Board of Directors' Meeting when adopted, will constitute the duly authorized actions of DAC and will be in full force and effect as of the Closing date hereof.

                  (q) No  information  furnished by DAC to be used in connection with any filing to be made with the Securities and Exchange Commission will contain when made or furnished, any untrue statement of a material fact or will omit to state a material fact necessary to make the statements contained therein not misleading.

                  (r) Each of the representations,  warranties and agreements of
              DAC is true and correct in every respect as of the date hereof DAC will exonerate and indemnify Sellers against all claims, suits, obligations, liabilities and damages, including, without limitation of the foregoing, reasonable attorney's fees, based upon, arising out of or resulting from any breach of any of the representations,warranties or agreements of DAC herein or any certificate delivered pursuant hereto, or non fulfillment of any of its undertakings hereunder or thereunder, or any actual or alleged occurrence or situation in any way mconsistent herewith or therewith.

                  (s) Every  representation,  warranty and  agreement of DAC set forth in this Agreement, and any certificate delivered pursuant hereto and every one of the rights and remedies of Sellers for any one or more breaches hereof shall survive and not be deemed waived by the Closing for a period of two years after the

              Closing, and shall be effective regardless of any investigation that may have been made at any time by or on behalf of Sellers.

                  5. The Closing.

                  (a) The  exchange  of  Sellers'  shares  in Delta to DAC shall occur at such time and place as shall be fixed by the mutual consent of the parties. However such date shall be no later than October 21, 1996. Said Date is sometimes herein referred to as the "Closing".

                  (b) At the Closing:

                         (i) Sellers shall deliver to DAC certificates evidencing not less than 100% of the issued and outstanding shares of Delta, in each case duly endorsed for transfer in blank or accompanied by a blank stock power or with such other endorsements or instruments of transfer as DAC may reasonably request, together with other documents and matters referred to in subparagraphs (a)(11), and (111) of paragraph 7; and

                         (ii) DAC shall deliver certificates to Sellers representing the shares of common stock of DAC to be delivered pursuant to Paragraph 2 hereof, together with other documents and matters refer-red to in subparagraph (b)(ii) of paragraph 7.

              6.  Actions Before and After the Closing.

                  (a) After the date of this  Agreement and prior to the Closing and except as may be first approved in writing by DAC or Sellers, as the case may be, or as otherwise permitted or contemplated by this Agreement:

                         (i) The  business of DAC and Delta  shall be  conducted
                  only in the usual and ordinary course without the creation of indebtedness for money borrowed, except in the ordinary course of business;

                         (ii) No change shall be made in the Articles of Incorporation or Bylaws of DAC or Delta;

                         (iii)No shares of stock of any class of DAC or Delta shall be authorized for issuance or issued or delivered from treasury and no agreement for such issuance or delivery thereof shall be entered into; except for the Private Placement of a maximum of 500,000 shares of Delta's common stock currently underway by Delta.

                         (iv)  No   dividend  or  other   distribution   and  no
                  redemption of any shares of stock of any class shall be made by either DAC or Delta;

                         (v) No  increases  shall  be made  in the  compensation
                  (including any bonus or profit-sharing payment) payable or to become payable by either DAC or Delta to an employee;

                         (vi) No contract or commitment shall be entered into by
                  or on behalf of DAC or Delta except in the ordinary course of business;

                         (vii)Each   party  will  continue  in  effect   present
                  insurance coverage on all its properties, assets, business and personnel;

                         (viii) No general  increases  shall be made in wages or
                  benefits of any group of employees as a result of collective bargaining or otherwise; and

                         (ix) Neither DAC or Delta will (so far as within its control and except in the ordinary course of business) subject any property or assets to any material lien, claim, charge, option or encumbrance nor will it do or omit to do any act which will cause a material breach in any contract, agreement, lease, commitment or obligation to which it is a party or by which it is bound.

                  (b) The  Parties  hereto  agree  that each of them will  fully cooperate each with the other and their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement.

                  ( c) Delta and DAC will call a meeting of its respective Board of Directors for the purpose of voting upon and authorizing this Agreement and the transactions contemplated hereby. At such meeting the Directors of DAC shall be asked to consider and vote upon the following actions:

                         (1) Approval of this  Agreement and the issuance of new
                  shares of common stock to Sellers pursuant to this Agreement; and

                         (ii)   Approval   to  reverse   split  the  issued  and
                  outstanding shares of Delta's common stock at a ratio One new share for each Six existing shares; and

                         (iii)Approval of a change of DAC's name to Soy Environmental Products, Inc.; and

                         (iv) Resignation of current directors and election of Sellers' designees as new directors of DAC.

                  (d) Within Sixty (60) days  following  the  Closing,  DAC will obtain the consent of shareholders owning at least a majority of the outstanding common shares for the following actions:

                         (i) Amending the Certificate of Incorporation to change
                  the name of the corporation to Soy Environmental Products, Inc.

                         (ii) Amending the Certificate of Incorporation to decrease the authorized and issued and outstanding shares of common stock by ratio of One new share for each Six existing shares and after such decrease to increase the number of authorized shares of common stock to 20,000,000.

                         (iii)Electing Sellers designees as directors of DAC.

                         (iv) Approval of this transaction.

                         (v) Approval of the appointment of new Auditors as directed by DAC.

                         (vi) Any other  business which the new Directors of DAC
                  deem appropriate.

              7.  Conditions of DAC's and Sellers' Performance.

                  (a) The obligation of DAC to consummate this Agreement is subject to the satisfaction at the Closing, by DAC in writing, of each of the following conditions:

                         (ii) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to legal counsel for DAC.

                         (ii) The  representations  and  warranties  of  Sellers
                  contained in this Agreement or in any certificate or document delivered to DAC pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and DAC shall have been furnished with certificates of appropriate officers of Delta dated at the Closing date, certifying to the fulfillment of the foregoing conditions and further certifying that neither Delta or Sellers are parties to any litigation or have knowledge of any claim, brought or threatened, seeking to recover damages or to prevent Delta or Sellers from continuing to use Delta's assets or to conduct its business in the manner the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or business of Delta.

                         (iii)Sellers shall have executed and delivered to DAC investment letters in the form set forth in Exhibit "F" hereto.

                         (iv) Owners of not less than 100% of the issued and outstanding shares of common stock of Delta shall have executed this Agreement either personally or pursuant to power of attorney.

                  (b) The obligation of Sellers to consummate  this Agreement is subject to the satisfaction at the Closing, or waiver by Sellers in writing, of each of the following conditions:

                         (i) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to counsel for Sellers.

                         (ii) The representations and warranties of DAC contained in this Agreement or in any certificate or document delivered to Sellers pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; DAC shall have performed and complied with all agreements and conditions required by this Agreement to be formed or complied with by it prior to or at the Closing; and Sellers shall have been furnished with certificates of appropriate officers of DAC dated at the Closing date, certifying to the fulfillment of the foregoing conditions and further certifying that DAC is not a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages or to prevent DAC from continuing to use its assets or to conduct its business in the manner the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or business of DAC.

                         (iii)DAC's directors shall have resigned and appointed Seller's designees as directors.

              8.  Termination and Amendment.

                  (a) This  Agreement  may be  terminated  by either  party upon written notice if the Closing referred to in Section 5 hereof shall not have occurred on or prior to October 21, 1996.

                  (b) This  Agreement  may be  terminated by either party at any time prior to the time fixed for Closing in Section 5 hereof upon written notice to the other party:

                         (i) If the  representations,  warranties and agreements
                  or conditions of this Agreement to be complied with or performed by Sellers (in the case of DAC) or DAC (in the case of Sellers) on or before the Closing shall not, in any material respect have been complied with or performed and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party or cure thereof commenced and diligently prosecuted thereafter by such party Ten (10) days after written notice of such material noncompliance or nonperformance is given by the nondefaulting party;

                         (ii) If any governmental action is commenced to prevent
                  the consummation of the transactions contemplated hereby; or

                         (iii)By mutual consent of the parties.

                  ( c) Any representation,  warranty,  agreement or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken by the Board of Directors of DAC or authorized committees or officers thereof or by Sellers and evidenced by a written waiver executed by any such party.

                  (d) In the event of termination, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder and each party shall bear its own costs incurred in connection with this Agreement.

              9. Separability. If any term or provision of this Agreement including the exhibits hereto or the application thereof to any person, property or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement including the exhibits or the application of such term or provision to persons, property or circumstances other than those invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law,

              10. Notices. Any notice hereunder shall be deemed given, and any instrument delivered, only two days after they have been mailed by registered or certified mail, postage prepaid, or Twelve (12) hours after such notice has been sent by straight telegram, telegraphic charges prepaid as follows:

              Name                      Address
              ---------------------------------

              To DAC:                   Denom Acquisition Corp.
                                        c/o Ron Conquest
                                        4647 North 32nd Street, Suite 205
                                        Phoenix, Arizona 85018

              To Sellers:               Delta Environmental, Inc.
                                        c/o George T. Bard, President
                                        2525 East Camelback Rd.,  Suite 510
                                        Phoenix, Arizona    85016

Except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this paragraph.

              11. Entire Agreement and Amendments. This Agreement, including the exhibits referred to herein as a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by Sellers and DAC or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              13. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon Sellers and DAC and their respective successors but shall not inure to the benefit of anyone other than the parties signatory to this Agreement and their respective successors.

              14. Merger of Agreements. All representations, warranties, agreements and other inducements to this Agreement or the transactions contemplated hereby, whether oral or written, prior to the execution and delivery hereof, have been included herein, or in the exhibits hereto, and shall be deemed to have been fully performed and discharged to the extent not included herein or therein. This Agreement including the exhibits hereto sets forth all rights, remedies, obligations and liabilities of the parties, and no term or provision hereof or thereof, including, without rotation, the terms and provisions contained in this sentence, shall be waived, modified or altered as to impose any additional night or remedy, and no custom, payment, act, knowledge, extension of time, favor or indulgence, gratuitous or otherwise, or words or silence at any time, shall impose any additional obligation or grant any additional night or remedy or be deemed a waiver or release of any obligation, liability, night or remedy except as set forth in a written instrument properly executed and delivered by the party sought to be charged, expressly stating that it is, and to the extent to which it is, intended to be so effective. No assent, express or implied, by either party or waiver by either party, to or of, any breach of any term or provision of this Agreement or of the exhibits shall be deemed to be an assent or waiver to or of such or any succeeding breach of the same or any other such term or provision. All representations, warranties, and agreements made herein by anyone shall survive the Closing to the extent provided in this Agreement.

              15. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

              IN WITNESS THEREOF, the parties hereto have duly executed this Agreement on the date first above written.

SELLERS, STOCKHOLDERS OF DELTA
TARXLAN, INC.                           DENOM   ACQUISITION CORP.


BY:/S/ Lee Derr                         BY: /s/ Ron Conquest
   -----------------------------           --------------------------------
   LEE DERR, PRESIDENT                     RON CONQUEST, PRESIDENT

CAPITAL WEST INVESTMENT HOLDING COMPANY, INC.


BY:/s/ Lawrence L. Kohler
   -----------------------------
   LAWRENCE L. KOHLER, PRESIDENT


BY:/s/ Milton R. Barnes                 BY:/s/ Lawrence L. Kohler
   -----------------------------           --------------------------------
   Milton R. Barnes, Individually          Lawrence L. Kohler, Individually